UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 20, 2005

America First Apartment Investors, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-49986	470858301
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Suite 100, 1004 Farnam Street, Omaha, Nebraska		68102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(402) 444-1630

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 20, 2005, Park Trace Apartments Limited Partnership (the 'Partnership'), a wholly-owned subsidiary of America First Apartment Investors, Inc., entered into a Sale and Purchase Agreement (the 'Sale Agreement') by and between the Partnership and NALS Austin, LLC, a Texas limited liability company under which the Partnership has agreed to sell the Park Trace Apartments, a 260 unit complex located in Norcross, Georgia for $14,500,000. The Sale Agreement is subject to customary closing conditions and is expected to close in the third quarter of 2005.

There are no material relationships between America First Apartment Investors, Inc or the Partnership and NALS Austin, LLC.

Item 9.01 Financial Statements and Exhibits.

(10) Sale and Purchase Agreement dated June 20, 2005, by and between the Partnership and NALS Austin, LLC, a Texas limited liability company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America First Apartment Investors, Inc.

June 22, 2005	By:	/s/ Michael J. Draper

Name: Michael J. Draper
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10	Sale and Purchase Agreement dated June 20, 2005, by and between the Partnership and NALS Austin, LLC, a Texas limited liability company.